DUPLICATE

Dated 18 NOV 2016

Between

SPECIALIZED TECHNOLOGY RESOURCES (MALAYSIA) SDN BHD
(COMPANY NO. 807636-H)
(the "**Vendor**")

And

TIONG NAM LOGISTICS SOLUTIONS SDN BHD
(COMPANY NO. 43831-V)
(the "**Purchaser**")

SALE AND PURCHASE AGREEMENT

IN RESPECT OF TWO SUB-LEASES OVER TWO PORTIONS OF THE PARENT LAND IDENTIFIED AS PLOT D20 MEASURING APPROXIMATELY 4.311 ACRES (187,787.16 SQUARE FEET) AND PLOT D20A MEASURING APPROXIMATELY 0.88 ACRES (38,333 SQUARE FEET), BOTH HELD UNDER MASTER TITLE HS(D) 303868 PTD 2423, MUKIM OF TANJUNG KUPANG, DISTRICT OF JOHOR BAHRU, STATE OF JOHOR MEASURING IN AN AREA OF APPROXIMATELY 349.04 HECTARES

Solicitors for the Vendor:

Jal & Lim
Advocates & Solicitors
69-01, Jalan Bestari 12/2
Taman Nusa Bestari
81300 Skudai
Johor
Telephone No. : 07-5574848
Facsimile No. : 07-5578848
E-mail : info@jallim.com
Reference No. : LHS/JIA/SUB/N1346/1606

Solicitors for the Purchaser:

Lee & Tengku Azrina
Advocates & Solicitors
Unit 13-01 Level 13,
Menara Landmark,
12, Jalan Ngee Heng,
80000 Johor Bahru.
Telephone No. : 07-2238828
Facsimile No. : 07-2231828
E-mail : general@leetengkuazrina.com
Reference No. : 459/16/TNLSSB/LTK/YQY/AL/mf

DUPLICATE

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on the day and year as stated in **Section 1** of the **Schedule 1**

Between

(1) **SPECIALIZED TECHNOLOGY RESOURCES (MALAYSIA) SDN. BHD. (Company No. 807636-H),** a private limited company incorporated in Malaysia under the Companies Act 1965 and having its registered office at Skrine, Unit No. 50-8-1, 8th Floor Wisma UOA Damansara, 50, Jalan Dungun, Damansara Heights, 50490 Wilayah Persekutuan KL (**"the Vendor"**) of the one part,

And

(2) The party whose name, description and address are stated in **Section 2** of the **Schedule 1** (**"the Purchaser"**) of the other part.

(The Vendor and the Purchaser may hereinafter individually be referred to as "**Party**" and collectively as "**Parties**").

RECITALS:

A. Johor Port Authority ("**JPA**") is the registered proprietor of all that piece of 99-year leasehold land (leasehold expiring 22 May 2099) held under HS(D) 303868 PTD 2423, Mukim Tanjung Kupang, Daerah Johor Bahru, Negeri Johor ("**Parent Land**").

B. JPA has granted Pelabuhan Tanjung Pelepas Sdn. Bhd. (Company No. 328719-K), a private limited company incorporated in Malaysia under the Companies Act 1965 and having its principal office at Block A, Wisma PTP, Jalan Pelabuhan Tanjung Pelepas, TST 507, 81560 Gelang Patah, Johor ("**Main Lessee**") a lease over the whole of the Parent Land for a period of 60 years (commencing on 24 March 1995 and expiring on 23 March 2055) ("**JPA Lease**") subject to the terms and conditions contained in an agreement for lease dated 24 March 1995 entered into between JPA and the Main Lessee. The JPA Lease had since been registered with Land Registry, Johor vide Presentation No. 77243/2002 dated 25 November 2002.

C. By a letter of offer dated 18 February 2008 and another letter of extended offer dated 12 March 2008 granted by the Main Lessee and duly accepted by the Vendor (collectively "**Letter of Offer 1**"), the Vendor agreed to take on a sub-lease of a portion of the Parent Land, measuring approximately 4 acres (174,240.00 square feet) and 0.311 acres (13,547.16 square feet) respectively known as Plot D20, Distripark A, Pelepas Free Zone, more particularly delineated and coloured RED in the location plan annexed thereto as **Schedule 3** ("**Lot 1**") for a term of 47 years 21 days commencing on 3 March 2008 and expiring on 23 March 2055 for the consideration and upon the terms and conditions therein contained.

D. Pursuant to the Letter of Offer 1, the Vendor and the Main Lessee have agreed and executed the terms and conditions to the sub-lease for Lot 1 at a total area of 4.311 acres (187,787.16 square feet) and such terms and conditions are annexed to the instrument of sub-lease, Form 15B to the National Land Code 1965 (collectively "**Sub-Lease 1**").

E. The Sub-Lease 1 has been duly registered at the Land Registry, Johor vide:

(i) Presentation No. 34310/2009 dated 15 May 2009 for a period of 17 years 21 days from 3 March 2008 until 23 March 2025; and

(ii) Presentation No. 19396/2010 dated 15 March 2010 for a period of 30 years from 24 March 2025 until 23 March 2055.

Copies of the Sub-Lease 1 are annexed herewith as **Schedule 4A**.

F. By another letter of offer dated 10 February 2010 granted by the Main Lessee and duly accepted by the Vendor ("**Letter of Offer 2**"), the Vendor agreed to take on a sub-lease of a portion of the Parent Land, measuring approximately 0.88 acres (38,333 square feet) known as Plot D20A, Distripark A, Pelepas Free Zone, more particularly delineated and coloured GREEN in the location plan annexed thereto as **Schedule 3** ("**Lot 2**") for a term of 45 years 15 days commencing on 9 March 2010 and expiring on 23 March 2055 for the consideration and upon the terms and conditions therein contained.

G. Pursuant to the Letter of Offer 2, Vendor and the Main Lessee have agreed and executed the terms and conditions to the sub-lease for Lot 2 at an area measuring approximately 0.88 acres (38,333 square feet) and such terms and conditions are annexed to the two (2) instruments of sub-lease, Forms 15B to the National Land Code 1965 (collectively "**Sub-Lease 2**").

H. The Sub-Lease 2 has been duly registered at the Land Registry, Johor vide:

(i) Presentation No. 60456/2011 dated 29 July 2011 for a period of 15 years 15 days from 9 March 2008 until 23 March 2025; and

(ii) Presentation No. 94090/2011 dated 10 November 2011 for a period of 30 years from 24 March 2025 until 23 March 2055.

Copies of the Sub-Lease 2 are annexed herewith as **Schedule 4B**.

I. The Vendor has completed the construction of a single storey factory with double storey office, guard house, bin center and pump room ("**the Building**") on Lot 1 and Lot 2 (collectively "**the Lots**").

J. The Lots together with the Building erected thereon (collectively "**the Sale Property**") are as of the date hereof not encumbered.

K. Pursuant to an offer to purchase dated 22 February 2016, the Purchaser has offered to purchase the Sale Property and the Vendor has accepted the offer to purchase through the letter dated 26 May 2016 by WTW Real Estate Sdn Bhd.

L. The Vendor has appointed Messrs. Jal & Lim, Advocates & Solicitors, of 69-01, Jalan Bestari 12/2, Taman Nusa Bestari, 81300 Skudai, Johor or its successors or such new advocates and solicitors resulting from its change of name ("**Vendor's Solicitors**") to act for the Vendor under this Agreement.

M. The Purchaser has appointed Messrs. Lee & Tengku Azrina, Advocates & Solicitors, of Unit 13.01, Level 13, Menara Landmark, 12 Jalan Ngee Heng, 80000 Johor Bahru or its successors or such new advocates and solicitors resulting from its change of name ("**Purchaser's Solicitors**") to act for the Vendor under this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows:

1. **SALE OF SALE PROPERTY**

1.1 **Sale and Purchase**

Subject to the terms and conditions of this Agreement,

(a) the Vendor agrees to sell the Sale Property to the Purchaser; and

(b) the Purchaser agrees to purchase the Sale Property in the manner set out in this Agreement.

1.2 **Basis of Sale**

The Parties agree that the following shall be the basis of the sale and purchase of the Sale Property:

(a) the Sale Property will on completion be free from encumbrances except for encumbrances lodged for and on behalf of the Purchaser;

(b) the Building erected on the Lots are sold on as-is-where-is basis (ie with no warranty whatsoever by the Vendor as to the state condition nature and character of the Building) and with vacant possession;

(c) the Sale Property is subject to the Sub-Lease 1 and the Sub-Lease 2 (collectively "**Sub-Lease Agreements**") and any implied conditions affecting the Sub-Lease Agreements and/or the Sale Property;

(d) the Sale Property is further subject to any express and implied conditions of title and restrictions-in-interest endorsed on the document of title to the Parent Land or otherwise affecting the Sale Property;

(e) the Vendor has in its possession the original or extract from the Appropriate Authority of the Certificate of Completion and Compliance ("**CCC**") and failure by the Vendor to produce the original or extract of CCC shall not be a ground of delay by the Purchaser in payment or non-payment of the Purchase Price or any part thereof within the time period provided in this Agreement;

(f) all money payable by the Purchaser to the Vendor under this Agreement including the Purchase Price or any part thereof shall be subject to payment of the Goods and Services Tax or tax of similar nature ("**GST**") by the Purchaser as and when the same is due and payable; and

(g) the Vendor shall apply for the Requisite Consent (hereinafter defined) for the sale and transfer of the Sale Property as more particularly stated in Clause 2 hereof.

(h) the Sale Property shall not include the Vendor's machinery and equipments within the Lots or the Building, save and except all those piping, trunking, wiring, cabling, fittings and fixures listed in **Schedule 6**.

1.3 **Date of Agreement**

This Agreement shall take effect from the date stated in **Section 1** of the **Schedule 1**, irrespective of the diverse dates upon which the Parties may have executed this Agreement.

2. **CONDITIONS PRECEDENT**

2.1 **Consent for Sale**

Notwithstanding anything to the contrary herein contained, the sale and purchase herein shall be subject to and conditional upon the following:

(a) the receipt by the Purchaser's Solicitors in respect of the prior written approval of the Main Lessee (the "**Main Lessee's Consent**"):

(i) confirming that:

(a) there is no prior assignment of or dealing with the Sale Property by the Vendor;

(b) the area for sub-lease over Lot 1 is 4.311 acres (187,787.16 square feet) and Lot 2 is 0.88 acres (38,333 square feet);

(c) the aggregate sub-lease rental of the Lots have been fully paid by the Vendor under the Sub-Lease Agreements;

(d) the quit rent, assessment, maintenance and other charges payable to the Main Lessee under the Sub-Lease Agreements have been paid by the Vendor;

(e) no notice has been issued to the Vendor by the Main Lessee for want of compliance of any terms and conditions under the Sub-Lease Agreements;

(f) there are no outstanding payments to be made by the Vendor under the Sub-Lease Agreements, including but not limited to payment of goods and services tax in respect of the sub-lease consideration thereof;

(ii) consenting to the sale and transfer of the Sub-Lease 1 and Sub-Lease 2, comprising the Sale Property;

(iii) consenting to the change of purpose of sub-lease from "manufacturing" to "warehousing and manufacturing";

(iv) consenting to the execution of Novation Agreement in the format enclosed in **Schedule 5**. Provided if the Main Lessee does not agree to or delay in the signing of the Novation Agreement, the parties agree to waive this as part of the Conditions Precedent or to be put into effect upon receipt thereof notwithstanding the Completion Date;

(v) undertaking to forward all relevant documents for the purpose of registration of the transfer of the Sale Property in the name of the Purchaser;

(b) the receipt by the Purchaser's Solicitors in respect of the prior written consent or approval of JPA of the sale and transfer of the Sub-Lease 1 and Sub-Lease 2, comprising the Sale Property in favour of the Purchaser (the "**JPA Consent**");

(c) the Vendor procuring the removal of the private caveat by Flextronics Technology (Malaysia) Sdn Bhd ("**Flextronics**") bearing presentation no. 13110/2016, affecting the registration of the transfer and charge over the Sub-Lease 1 and Sub-Lease 2, with evidence of such removal being furnished to the Purchaser's Solicitors. For avoidance of doubt, this condition precedent will not be considered as fulfilled if Flextronics merely grants its consent to allow registration of the transfer and charge; and

(d) the Vendor attending to the rectification of the land size stipulated in the Sub-Lease 2 so as to be consistent with the Letter of Offer 2 issued for the Lot 2 which provides for an area measuring approximately 0.88 acres (38,333 square feet),

(collectively "**Conditions Precedent**") within NINE (9) MONTHS with an automatic extension of THREE (3) MONTHS from the date of this Agreement ("**Condition Period**").

2.2 **Application for Main Lessee's Consent and JPA Consent**

2.2.1 The Vendor shall:

(a) within FOURTEEN (14) DAYS from the date of this Agreement apply for the Main Lessee's Consent and the JPA Consent (collectively, the "**Requisite Consent**"); and

(b) at its own cost and expense apply and obtain the Requisite Consent.

2.2.2 The Parties agree to :

(a) comply with the conditions imposed on the respective Party by the Main Lessee and JPA in granting the Requisite Consent. For avoidance of doubt, where a condition is imposed without naming the party to comply therewith, the said condition is to be complied by the Vendor; and

(b) execute the documents which are required by the Main Lessee and JPA to be the conditions for granting the Requisite Consent.

2.2.3 The Parties will use their best endeavours to render all reasonable assistance in order to obtain the Requisite Consent.

2.2.4 If :

(a) a condition is imposed in respect of any of the Requisite Consent; and

(b) the condition materially and adversely affects any of Parties (the "**Affected Party**") and the Affected Party is not satisfied with the conditions imposed,

the Affected Party may, within a period of 14 days from the date the Affected Party receives notice of the condition or such other period as the Parties may mutually agree in writing (the "**Specified Period**"), either :

(i) appeal to the relevant body against such unacceptable terms and/or conditions; or

(ii) reject, by written notice to the other party hereto, such unacceptable terms and/or conditions, after which the Requisite Consent is deemed not to have been obtained.

2.2.5 If the Affected Party does not reject the condition or appeal against such condition within the Specified Period, the Affected Party is deemed to have accepted the condition and the relevant approval is deemed to have been obtained.

2.2.6 If the Affected Party electing to reject such unacceptable terms and/or conditions by notice as aforesaid, the Requisite Consent shall be deemed not to have been obtained for the purposes of this clause.

2.2.7 If the Affected Party electing to appeal against any decision of the body pursuant to an application for Requisite Consent, such party shall make such appeal to the relevant body within the Specified Period (the "**Said Appeal**") and in the event of the Said Appeal not being allowed or only partially allowed, then the Affected Party shall have the right within 14 days from the date the Affected Party's receipt of the letter from the body (or the Vendor's Solicitors, as the case may be) containing the decision of the Said Appeal to elect either:

(a) to accept the unacceptable terms and/or conditions imposed by the relevant body as modified (if at all) by the decision of the Said Appeal and in such event the Requisite Consent in respect of which such unacceptable terms and/or conditions are imposed shall be deemed to have been obtained for the purposes of this clause and such unacceptable terms and/or conditions as so modified (if at all) shall be deemed to be accepted by the Affected Party; or

(b) to reject within 14 days from the receipt of the decision from the body (or the Vendor's Solicitors, as the case may be) the unacceptable terms and/or conditions imposed by the relevant body as modified (if at all) by the decision of the Said Appeal in which event the Requisite Consent in respect of which the unacceptable terms and/or conditions are imposed shall be deemed not to have been obtained for the purposes of this clause, failing which the Affected Party is deemed to have accepted the decision of the Said Appeal and the Requisite Consent is deemed to have been obtained PROVIDED THAT in the event that the decision of the Said Appeal is not received by the Condition Period, the Requisite Consent will be deemed not to have been obtained.

2.2.8 If the Said Appeal is allowed fully in terms of the Said Appeal then the Requisite Consent shall be deemed to have been obtained for the purposes of this clause and such unacceptable terms and/or conditions as so modified shall be deemed to be accepted by the Affected Party.

2.2.9 If any Party becomes aware that any of the Requisite Consent is satisfied or is incapable of being satisfied, it shall within 10 days of receipt of confirmation of the same notify the other Party in writing.

2.3 **Purchaser's Obligation**

The Purchaser shall:

(a) if required, provide the Main Lessee and JPA with such information in respect of the Purchaser;

(b) execute the documents which are required by the Main Lessee and JPA as may be necessary for the application by the Vendor for the Requisite Consent; and

(c) observe, perform and comply with the conditions as stipulated in the Requisite Consent on the part of the Purchaser to be observed, performed and complied with, save as otherwise expressly provided in this Agreement.

2.4 **Unconditional Date**

The date upon which the last of the Conditions Precedent is satisfied and duly complied with by the Parties within the Condition Period or such extension as the Parties shall mutually agree shall be known as the "**Unconditional Date**".

2.5 **Conditions Precedent Not Obtained**

In the event any of the Conditions Precedent cannot be obtained or complied with for any reasons whatsoever within the Condition Period after the Parties have exhausted all its efforts or upon expiry of the Condition Period or such extension as the Parties shall mutually agree, the Vendor may elect to terminate this Agreement and this Agreement shall lapse upon the termination thereof or expiry of the Condition Period, as the case may be.

3. **CONSIDERATION**

3.1 **Purchase Price**

The consideration payable for the sale and purchase of the Sale Property is the sum as stated in **Section 1** of the **Schedule 2** ("**Purchase Price**").

3.2 **Payment of Deposit**

(a) Pursuant to the Offer to Purchaser, an earnest deposit equivalent to the sum as stipulated in **Section 2a** of the **Schedule 2** ("**Earnest Deposit**") has been paid to the Vendor or the Vendor's Solicitors, as stakeholders.

(b) Upon the execution of this Agreement,

(i) the Earnest Deposit shall form part of the 10% of the Purchase Price, more particularly stated in **Section 2** of the **Schedule 2** and the Vendor shall forward the Earnest Deposit to the Vendor's Solicitors if such sum has been paid to the Vendor under the Offer to Purchaser, and

(ii) the Purchaser shall pay the balance of the Deposit, equivalent to the sum as stipulated in **Section 2b** of the **Schedule 2** ("**Balance Deposit**") to the Vendor's Solicitors, as stakeholders,

as deposit to guarantee the due performance and observance by the Purchaser of the terms and conditions of this Agreement and part payment towards the account of the Purchase Price.

(c) The Vendor's Solicitors are authorised by the Parties to hold the Deposit less the Retention Sum referred to in Clause 12.2 hereof ("**Stakeholder Deposit**") as stakeholders and place the Stakeholder Deposit, upon receipt thereof, in an interest bearing account and to release the Stakeholder Deposit together with all interest accrued thereon in accordance with Clause 3.2(d) hereof.

(d) The Vendor's Solicitors are hereby authorized to release the Stakeholder Deposit together with interest accrued thereon to:

(i) the Vendor, within SEVEN (7) DAYS from the Unconditional Date; or

(ii) the Purchaser, within SEVEN (7) DAYS upon termination under Clause 2.5 hereof or expiry of the Condition Period if the Conditions Precedent are not satisfied or is not forthcoming (provided no further extension shall have been agreed upon by the Parties).

3.3 **Payment of Balance Purchase Price**

(a) The Purchaser shall pay the balance of the Purchase Price, the sum as stated in **Section 3** of the **Schedule 2** to the Vendor on or before the end of the THREE (3) MONTHS from the Unconditional Date ("**Completion Period**").

(b) In the event that the Purchaser is unable to pay to the Vendor the Balance Purchase Price in accordance with Clause 3.3(a) herein, within the Completion Period then the Vendor shall automatically grant to the Purchaser (without the necessity of a request by the Purchaser) an extension of ONE (1) MONTH ("**Extended Completion Period**") to pay the same **PROVIDED**:

(i) the Purchaser shall pay to the Vendor interest at the rate of EIGHT PER CENTUM (8%) per annum on the outstanding Balance Purchase Price on daily basis calculated from the day following the expiry of the Completion Period to the date of full payment of the outstanding Balance Purchase Price; AND

(ii) such interest shall be paid to the Vendor's Solicitors, as stakeholders, immediately prior to the commencement of the Extended Completion Period and to be apportioned upon the full payment of the outstanding Balance Purchase Price and any excess shall be refunded to the Purchaser free of interest upon completion of this Agreement.

3.4 **Date of Completion**

The date upon which the Purchase Price is received in full by the Vendor together with late payment interest (if any) and all other money payable to the Vendor under this Agreement, in the manner described herein and within the Completion Period or the Extended Completion Period shall be referred to as "**Completion Date**".

4. **EXECUTION OF DOCUMENTS**

4.1 **Instrument of Transfer**

(a) Simultaneous with the execution of this Agreement, the Vendor shall execute the instrument of transfer of the Sub-Lease 1 and Sub-Lease 2 in favour of the Purchaser ("**Transfer Form**") to be deposited with the Vendor's Solicitors who shall not part with the same save and except in accordance with the provisions of this Agreement. Upon the Unconditional Date, the Vendor's Solicitors shall be duly authorized to release the Transfer Form to the Purchaser's Solicitors, to be dealt with strictly in accordance with the provisions of this Agreement.

(b) The parties expressly declare and confirm that the statement of acknowledgement of receipt of the consideration in the Transfer Form shall not be construed as payment of the Purchase Price and the execution of the Transfer Form by the Vendor shall not be deemed to be transfer to the Purchaser by the Vendor until the Purchase Price, late payment interest (if any) and all other money payable under this Agreement has been paid in full by the Purchaser to the Vendor.

4.2. **Novation Agreement**

The parties confirm that this clause 4.2 and clause 4.3 (insofar as the Novation Agreement is concerned) will be applicable only where the Main Lessee agrees to execute the Novation Agreement pursuant to Clause 2.1(a)(iv), where it is agreed as follows:

(a) Simultaneously with the execution hereof, the Vendor shall also execute a novation of the Sub-Lease Agreements favouring the Purchaser, in terms and format annexed hereto as **Schedule 5** subject always to further changes that may be mutually agreed between all parties thereto, if any ("**Novation Agreement**").

(b) The Novation Agreement duly executed/endorsed by the Main Lessee shall be deposited with the Vendor's Solicitors, who shall be authorised to deal with it in accordance with the provisions of this Agreement. The Vendor's Solicitors is authorised to release the Novation Agreement to the Purchaser's Solicitors within SEVEN (7) DAYS from the Completion Date or from the date of receipt by the Vendor's Solicitors of the same if such receipt is after the Completion Date.

(c) The Novation Agreement shall take effect on the Completion Date, notwithstanding the same might have been executed by the parties thereto after the Completion Date.

4.3 **Adjudication of Documents**

(a) The Purchaser's Solicitors shall be authorized upon receipt of the Transfer Form and the Novation Agreement, to arrange for adjudication/valuation and thereafter the stamping of the same.

(b) The Purchaser agrees and undertakes to pay the stamp duty assessed by the Collector of Stamp Duty or any of the Appropriate Authority on the Transfer Form and the Novation Agreement and if the Collector of Stamp Duty shall at any time hereafter value the Sale Property at a value higher than the Purchase Price stated herein, the Purchaser shall be liable to pay such additional stamp duty assessed to be payable.

(c) Upon stamping of the Novation Agreement, the Purchaser's Solicitors shall forward a stamped copy each to the Party and the Main Lessee.

5. DEPOSIT OF DOCUMENTS BY THE VENDOR

5.1 Deposit of Completion Documents

The Vendor shall within FOURTEEN (14) DAYS from the date of this Agreement deposit with the Vendor's Solicitors, as stakeholders (collectively "**Completion Documents**"):

(a) the duplicates of the Sub-Lease 1 and Sub-Lease 2;

(b) the Vendor being a corporation;

(i) two (2) certified true copies by the Vendor's company secretary the shareholders' resolution, if applicable and the directors' resolution duly and validly passed for entering into this Agreement;

(ii) two (2) certified true copies by the Vendor's company secretary the memorandum and articles of association of the Vendor; and

(iii) two certified true copies by the Vendor's company secretary the latest form 49 and all the existing form 24 up to date under the Companies Act, 1965.

(c) the original or extract from the Appropriate Authority of the CCC;

(d) duly approved building plans and all other supporting letters (if any) in the possession of the Vendor relating to the Building erected on the Lots;

(e) copy of the latest quit rent receipt in respect of the Parent Land and/or the Lots Provided Always that the Vendor shall within fourteen (14) days of the Vendor's receipt of a written request by the Purchaser's Solicitors procure and produce the receipts of quit rent for the current year of the Completion Date;

(f) photocopy of the identity card each of the directors of the Vendor authorised to execute this Agreement and all the relevant documents;

(g) particulars of the Vendor's Income Tax file reference and the branch at which the same is filed.

5.3 Release of Documents

The Vendor's Solicitors shall release the Completion Documents to the Purchaser's Solicitors in accordance with the provisions of this Agreement.

6. DELIVERY OF DOCUMENTS BY THE PURCHASER

6.1 Deposit of Purchaser's Documents

If the Purchaser is a body corporate, within FOURTEEN (14) DAYS from the execution of this Agreement, the Purchaser shall deposit with the Purchaser's Solicitors such documents deemed necessary by the Purchaser's Solicitors for the transfer of the Sale Property by the Vendor to the Purchaser:

(i) three (3) certified true copies by the Purchaser's company secretary the shareholders' resolution, if applicable and the directors' resolution duly and validly passed for entering into this Agreement;

(ii) three (3) certified true copies by the Purchaser's company secretary the memorandum and articles of association of the Purchaser;

(iii) three (3) certified true copies by the Purchaser's company secretary the latest form 49 and all the existing form 24 up to date under the Companies Act, 1965;

(iv) the confirmation from the Purchaser's company secretary on the current shareholders and directors of the Purchaser; and

(v) all other relevant documents necessary and required by the Appropriate Authority to effect the registration of the Transfer Form at the Appropriate Authority.

6.2 **Release of Copy to Vendor's Solicitors**

The Purchaser's Solicitors are authorized to forward a certified true copy each of the aforesaid documents to the Vendor's Solicitors within FOURTEEN (14) DAYS from the date of this Agreement.

7. **PURCHASER TO BE BOUND BY THE SUB-LEASE AGREEMENT**

The Parties hereby agree and undertake that:

(a) the Purchaser shall be bound by all the terms, conditions, agreements, covenants and obligations on the part of the sub-lessee as contained in the Sub-Lease Agreements upon the Completion Date as though the Purchaser were the original party thereto;

(b) in relation to Clause 7(a) above, the Purchaser shall at all times indemnify and keep the Vendor indemnified against all actions, proceedings, claims, demands, penalties, costs and expenses which may be brought or made against or incurred by the Vendor which arise from any act, omission or event occurring after the Completion Date; and

(c) in relation to the Sub-Lease Agreements, the Vendor shall at all times indemnify and keep the Purchaser indemnified against all actions, proceedings, claims, demands, penalties, costs and expenses which may be brought or made against or incurred by the Purchaser which arise from any act, omission or event occurring prior to the Completion Date.

8. **REPRESENTATIONS AND WARRANTIES**

8.1 **Vendor's Representations and Warranties**

The Vendor hereby represents and warrants to the Purchaser that on the date of this Agreement:

(a) the Vendor is duly incorporated with limited liability and validly existing under the laws of Malaysia;

(b) the Vendor has full power, authority and capacity to execute and deliver this Agreement and to perform and comply with all the terms and obligations hereunder and such other instruments, documents and agreements as are incidental thereto and have been validly authorized by the appropriate corporate actions of the Vendor;

(c) that the Vendor is not a bankrupt or undischarged bankrupt or in liquidation or wound-up and that to the best of the Vendor's knowledge and belief no bankruptcy or winding-up proceedings has been instituted or pending against the Vendor;

(d) the Vendor is the registered sub-lessee of the Sale Property;

(e) the Vendor has not assigned its rights, title and interests under the Sub-Lease Agreements, and/or the Sale Property, as the case may be, to any third party;

(f) that the Vendor shall not deal with or encumber the Sale Property in any way after the date of this Agreement and shall not at any time hereafter do or suffer to be done or commit any act, matter or thing in or in respect of the Lots which may render the Sale Property or any part thereof liable to be forfeited or attached up to the Completion Date;

(g) that to the best of the Vendor's knowledge, it has no notice whatsoever of any compulsory acquisition or intended compulsory acquisition proceedings affecting the Sale Property or any part thereof and it has not received any notification from any Appropriate Authority of any intended acquisition of the Sale Property or any part thereof;

(h) that the Sub-Lease Agreements are still valid and subsisting, and that the Vendor is not in receipt of notice from the Main Lessee on breach of any of its obligations thereunder;

(i) that the CCC referred to herein has been issued for the Building;

(j) that to the best of the Vendor's knowledge, there are no illegal extensions or structures constructed on the Lots; and

(k) that all the facts and matters set out in the Recitals on the part of the Vendor are true and correct in every material respect.

8.2 **Purchaser's Representations and Warranties**

The Purchaser represents and warrants to the Vendor that on the date of this Agreement:

(a) the Purchaser is duly incorporated with limited liability and validly existing under the laws of Malaysia;

(b) the Purchaser has full power, authority and capacity to execute and deliver this Agreement and to perform and comply with all the terms and obligations hereunder and such other instruments, documents and agreements as are incidental thereto and have been validly authorized by the appropriate corporate actions of the Purchaser;

(c) by the execution and delivery of this Agreement, the Purchaser has not exceeded the powers granted to the Purchaser, violated any laws of Malaysia or undertakings and/or instruments binding on the Purchaser or its assets;

(d) the memorandum and articles of association of the Purchaser include provisions which give power, and all necessary corporate and other authority have been obtained and action taken, for the Purchaser to execute and deliver, and perform the transactions contemplated in this Agreement and this Agreement constitutes valid and binding obligations of the Purchaser enforceable in accordance with the terms contained herein;

(e) all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary approvals and consents pursuant to its memorandum and articles of association) in order to enable the Purchaser to lawfully enter into, exercise its rights and perform and comply with the terms and fulfil its obligations under this Agreement, have been taken, fulfilled and done;

(f) that the Purchaser is not a bankrupt or undischarged bankrupt or in liquidation or wound-up and that to the best of the Purchaser's knowledge and belief no bankruptcy or winding-up proceedings has been instituted or pending against the Vendor;

6 N

(g) there are no pending legal proceedings or claims against the Purchaser which may affect the Purchaser's rights or powers to enter into, perform and comply with this Agreement;

(h) there is no order of any Court or other governmental agency or any provision of any existing agreement binding on the Purchaser or to which the Purchaser is subject which would be contravened or breached by the execution, delivery and performance of this Agreement;

(i) no resolution or petition has been made or presented against the Purchaser in respect of insolvency and/or winding up proceedings; and

(j) the Purchaser has not taken any corporate action nor to the best of its knowledge have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of their assets or revenues.

8.3 **Separate and Independent Warranties**

Each of the representations of and warranties by the Vendor pursuant to Clause 8.1 and by the Purchaser pursuant to Clause 8.2 shall be individual and independent and shall not be limited by reference to anything contained in this Agreement and shall be deemed to be repeated on the Completion Date.

9. **DEFAULT BY PARTIES**

9.1 **Default by Purchaser**

If:

(a) the Purchaser for any reason fails or neglects to pay the Balance Purchase Price and late payment interest, if any, and all other money payable in accordance with this Agreement;

(b) the Purchaser fails, refuses and/or neglects to complete this Agreement;

(c) the Purchaser commits any material breach of the terms and conditions contained in this Agreement or fails to perform or observe all or any of the Purchaser's covenants under this Agreement,

WITHOUT PREJUDICE to the right of the Vendor to seek specific performance of this Agreement, the Vendor shall be entitled to terminate this Agreement by notice in writing to the Purchaser or the Purchaser's Solicitors ("**Vendor's Notice of Termination**"), upon which:

(i) the Deposit together with the late payment interest (if any) shall be forfeited absolutely to the Vendor as agreed liquidated damages;

(ii) the Vendor shall refund all other money received by the Vendor or the Vendor's Solicitors, as stakeholders pursuant to this Agreement free of interest to the Purchaser's Solicitors within FOURTEEN (14) DAYS from the Vendor's Notice of Termination provided the Purchaser or the Purchaser's Solicitors shall have first complied with the following sub-clause (iii);

(iii) the Purchaser shall:

(aa) remove or cause the Purchaser's Solicitor or the Purchaser's financier's or its solicitors to remove all private caveats and other encumbrances lodged or created over the Sale Property;

(bb) return or cause to be returned all relevant documents forwarded to the Purchaser or the Purchaser's Solicitors as stakeholders if the same shall have been delivered by the Vendor or the Vendor's Solicitors to the Purchaser or the Purchaser's Solicitors PROVIDED ALWAYS that if the Transfer Form has been adjudicated and stamped, the Purchaser's Solicitors shall be entitled to surrender the same to the Appropriate Authority to obtain a refund of the stamp duty paid by the Purchaser and for their cancellation of the same thereafter;

(cc) re-transfer the Sale Property to the Vendor and/or discharge the charge over the Sale Property if the transfer and/or a charge in favour of the Purchaser's financier has/have been registered pursuant to this Agreement;

(dd) re-deliver to the Vendor vacant possession of the Sale Property if the vacant possession shall have been delivered to the Purchaser in its original state condition nature and character (fair wear and tear excepted);

(iv) the Purchaser shall bear all costs and expenses in the aforesaid matter and shall reimburse the Purchaser and keep the Vendor fully indemnified against all costs and expenses incurred by the Vendor including costs on a solicitor and client basis; and

(v) thereafter, neither party shall have any further claim against the other for costs, damages, compensation or otherwise.

9.2 **Default by Vendor**

If:

(a) the Vendor fails, refuses and/or neglects to complete this Agreement; or

(b) the Vendor commits any material breach of the terms and conditions contained in this Agreement or fails to perform or observe all or any of the Vendor's covenants under this Agreement;

WITHOUT PREJUDICE to the right of the Purchaser to enforce specific performance of this Agreement, the Purchaser shall be entitled to terminate this Agreement by notice in writing to the Vendor or the Vendor's Solicitors ("**Purchaser's Notice of Termination**"), upon which:

(i) the Vendor shall refund the Deposit (subject to Clause 12.4 hereof) and all further moneys paid by the Purchaser towards the account of the Purchase Price together with a further sum equivalent to 10% of the Purchase Price as agreed liquidated damages within FOURTEEN (14) DAYS from the Purchaser's Notice of Termination provided the Purchaser or the Purchaser's Solicitors shall have first complied with the following sub-clause (ii);

(ii) the Purchaser shall:

(aa) remove or cause the Purchaser's Solicitor or the Purchaser's financier's or its solicitors to remove all private caveats and other encumbrances lodged or created over the Sale Property;

(bb) return or cause to be returned all relevant documents forwarded to the Purchaser or the Purchaser's Solicitors as stakeholders if the same shall have been delivered by the Vendor to the Purchaser or the Purchaser's Solicitors PROVIDED ALWAYS that if the Transfer has been adjudicated and stamped, the Purchaser's Solicitors shall be entitled to surrender the same to the Appropriate Authority to obtain a refund of the stamp duty paid by the Purchaser and for their cancellation of the same thereafter;

(cc) re-transfer the Sale Property to the Vendor and/or discharge the charge over the Sale Property if the transfer and/or a charge in favour of the Purchaser's financier has/have been registered pursuant to this Agreement;

(dd) re-deliver to the Vendor vacant possession of the Sale Property if the vacant possession shall have been delivered to the Purchaser in its original state condition nature and character (fair wear and tear excepted);

(iii) the Vendor shall bear all costs and expenses in the aforesaid matter and shall reimburse the Purchaser and keep the Purchaser fully indemnified against all costs and expenses incurred by the Purchaser including costs on a solicitor and client basis; and

(iv) thereafter, neither party shall have any further claim against the other for costs, damages, compensation or otherwise.

10. COMPLETION AND VACANT POSSESSION

10.1 Vacant Possession

(a) The Vendor shall deliver vacant possession of the Sale Property to the Purchaser within SEVEN (7) DAYS from the Completion Date.

(b) Risk of the Sale Property shall continue to rest with the Vendor until the date of delivery of vacant possession ("**Vacant Possession Date**").

10.2 State and Condition of Property

(a) The Lots and/or the Building are believed to be and shall be taken as correctly described in the Recitals and any error omission or incorrect statement shall not annul the sale nor shall either party claim or be allowed compensation damages or reduction in the Purchase Price.

(b) The Purchaser confirms and declares that they have inspected the Sale Property prior to the execution of this Agreement and are satisfied with the condition state nature and character of the Sale Property and the Vendor covenants that the Sale Property at the date of delivery of vacant possession shall be substantially be in the same condition state nature and character (fair wear and tear excepted) as at the date of this Agreement, subject always to Clause 1.2(h) hereof.

10.3 Completion Matters

Within SEVEN (7) DAYS from the Completion Date, the Vendor's Solicitors shall be duly authorised to release the Completion Documents to the Purchaser's Solicitors to be dealt with in accordance with the provisions of this Agreement; and

The Vendor's Solicitors shall be duly authorised to release to the Vendor the Balance Purchase Price or any balance thereof together with late payment interest, if any, and all other money payable by the Purchaser to the Vendor under this Agreement, held by the Vendor's Solicitors as stakeholders, to the Vendor upon expiry of 7 days from the Completion Date.

11. APPORTIONMENT OF OUTGOINGS

11.1 Apportionment of Outgoings

All quit rent, assessment, maintenance and other outgoings (collectively "**Outgoings**") payable to the Main Lessee and to the Appropriate Authority, in respect of the Sale Property shall be apportioned between the Parties upon the Vacant Possession Date and any sum or sums by virtue of such apportionment shall be paid to the Party entitled to the same within SEVEN (7) DAYS upon request thereof.

11.2 **Indemnity for non-Payment**

The Vendor shall fully indemnify the Purchaser against all actions, proceedings, claims, demands, penalties, fines, charges, costs and expenses which may arise from any late payments or default in payment by the Vendor to the Main Lessee and to the Appropriate Authority in respect of the Outgoings.

12. **REAL PROPERTY GAINS TAX**

12.1 **Notification**

In accordance with the provisions of the Real Property Gains Tax Act 1976 ("**RPGT Act**"), the Parties shall notify the Inland Revenue Board ("**IRB**") of this transaction within SIXTY (60) DAYS from the date of this Agreement.

12.2 **Retention Sum**

The Purchaser's Solicitors shall be authorized to retain from the Deposit, a sum equivalent to 3% of the Purchase Price as more particularly stated in **Section 4** of the **Schedule 2** ("**Retention Sum**") as may be necessary to pay all tax payable by the Vendor under the RPGT Act. For the purpose of the Retention Sum, the Vendor authorises the Vendor's Solicitors to allow the Retention Sum to be deducted from the Deposit and remitted to the Purchaser's Solicitors on the date of this Agreement. The Purchaser's Solicitors shall be authorised to release the Retention Sum to the Director General of IRB within SIXTY (60) DAYS from the date of this Agreement.

12.3 **Indemnity by Vendor**

If the Retention Sum is insufficient to pay the tax chargeable, the Vendor shall immediately upon being notified, pay to the Director General of IRB such shortfall promptly within the period as prescribed by the Director General of IRB and shall keep the Purchaser fully indemnified against all tax liabilities of the Vendor and all actions, proceedings, claims, demands, penalties, fines, costs, expenses and damages whatsoever in respect thereof.

12.4 **Refund of Deposit**

In the event the Retention Sum, being part of the Deposit shall be refunded by the Vendor under this Agreement, the Purchaser agrees that the Vendor shall only refund the same to the Purchaser free of interest within FOURTEEN (14) DAYS after the Vendor has received the same from the IRB.

13. **ACQUISITION**

In the event of the Sale Property is being acquired or subject to an intended acquisition by the Appropriate Authority prior to the Completion Date, the Purchaser shall have the following options:

(a) withdraw from the purchase herein and the Vendor shall upon written request by the Purchaser refund the Purchaser all sums received hereunder (subject always to Clause 12.4) free of interest and this Agreement shall henceforth and for all purposes be deemed to be cancelled; or

(b) affirm this Agreement and complete the sale and purchase of the Sale Property in accordance with the terms and conditions herein contained and in such event the compensation payable by the Appropriate Authority shall be paid to the benefit of the Purchaser and if any of such compensation is paid by the Appropriate Authority to the Vendor, the Vendor shall remit the same immediately to the Purchaser subject always to full payment of the Purchase Price, late payment interest (if any) and all other moneys due and payable by the Purchaser to the Vendor under this Agreement.

14. **PROPERTY DAMAGED BY FIRE**

In the event the Sale Property is destroyed or damaged by fire and/or any other cause before the Vacant Possession Date, the Parties agree that the Purchaser shall be entitled to rescind this Agreement by written notice to the Vendor whereupon the Vendor shall:

(a) refund all monies paid by the Purchaser pursuant to this Agreement free of interest subject always to Clause 12.4 hereof; and

(b) be entitled to deal with or otherwise dispose of the Sale Property in such manner as the Vendor shall see fit as if this Agreement had not been entered into.

15. **WAIVER**

Any knowledge or acquiescence by either Party of or in any breach of any of the conditions or covenants herein contained shall not operate as or deemed to be a waiver of such conditions or covenants or any of them and notwithstanding such knowledge or acquiescence, each Party shall be entitled to exercise its rights under this Agreement and to require strict performance of any other of the terms and conditions herein contained.

16. **SEVERABILITY**

If at any time any provision, term, condition, stipulation, covenant or undertaking of this Agreement is or becomes illegal, void, invalid, prohibited or enforceable in any respect, the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions hereof.

17. **ENTIRE AGREEMENT**

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous agreements and understandings between the Parties with respect thereto, and may not be modified except by an instrument in writing signed by the Parties.

18. **TIME OF ESSENCE**

Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence of the contract.

19. **FEES AND EXPENSES**

19.1 All stamp duties, registration fees and other disbursements arising from and incidental to the sale and purchase herein and the creation of the Novation Agreement (if applicable) and transfer of the Sale Property in the name of the Purchaser shall be borne and paid by the Purchaser.

19.2 All administrative charges, levy or fees imposed by the Main Lessee or JPA (if any) in granting the Requisite Consent will be borne by the Vendor except those on the part of the Purchaser to be observed, performed and complied with.

19.3 Each Party shall pay its own solicitors' costs.

20. **SUCCESSORS BOUND**

This Agreement shall be binding upon the successors-in-title and assigns of the Vendor and the heirs, executors, administrators, successors-in-title and permitted assigns of the Purchaser.

21. **LAW AND JURISDICTION**

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the Parties shall submit to the exclusive jurisdiction of the Courts in Malaya.

22. **NOTICE**

22.1 Any notice requested or demand to be given under this Agreement;

(a) shall be in writing; and

(b) shall be sufficiently served or deemed to be served on the respective Parties to the address mentioned in this Agreement or last known address of the Parties if delivered or forwarded:

(i) by hand, on the date of delivery;

(ii) by prepaid registered post (not AR registered post), on the third (3rd) day after posting;

(iii) by facsimile transmission, immediately upon transmission with facsimile confirmed transmission slip.

22.2 Any change of address by either Party shall be communicated to the other in writing. Nothing done in reliance on Clause 22.1 above shall be affected or prejudiced by any subsequent change in the address over which the other Party has no actual knowledge of at the time the act or thing was done or carried out.

23. **GOODS AND SERVICES TAX**

The Purchaser acknowledges that all money payable under this Agreement including the Purchase Price shall be subject to the Goods and Services Tax or tax of similar nature ("**GST**") imposed. The Purchaser undertakes to pay the GST on all sums payable by the Purchaser to the Vendor under this Agreement as and when the same is due and payable subject to the production of a tax invoice by the Vendor issued in favour of the Purchaser. Accordingly, the Purchaser shall pay to the Vendor any additional sum over and above the said sum or any part thereof for the satisfaction of any liability or obligation in respect of the GST. The Purchaser agrees and confirms that the Vendor shall not under any circumstances be liable for the GST and it shall always be the duty of the Purchaser to pay for the GST and the Purchaser undertakes to indemnify and keep the Vendor indemnified in respect of any actions, proceedings, claims, demands, penalties, costs and expenses incurred as a result of the Purchaser's default in payment of the GST or any part thereof. For avoidance of doubt, the Purchaser shall pay the GST contemporaneously with payment of all sums due under this Agreement. In order to facilitate the payment of GST, it is agreed that:

(a) the Vendor shall issue notice of claim for payment of all sum dues under this Agreement together with the GST payable; and

(b) the Vendor will render the relevant tax invoice to the Purchaser within SEVEN (7) DAYS upon receipt of such payment and GST.

24. **DEFINITIONS AND INTERPRETATION**

24.1 **Definitions and Interpretations**

In this Agreement unless there is something in the subject matter or context inconsistent therewith:

(a) the singular includes the plural and vice versa;

(b) references to any gender include any other genders;

(c) words importing individual person shall also be taken to include corporation;

(d) the words "**herein**", "**hereinafter**", "**hereinbefore**", "**hereof**", "**hereunder**", and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;

(e) the words "**including**" and "**in particular**" are to be construed as being by way of illustration or emphasis only and not to be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

(f) the words "**other**" and "**otherwise**" are not to be construed ejusdem generis with any foregoing words where a wider construction is possible;

(g) the term the "**Appropriate Authority**" means any governmental, semi- or quasi-governmental and/or statutory authorities, departments, agencies or bodies and/or any privatised or corporatized bodies or any other corporation which for the time being authorised under any written laws, regulations, rules or by-laws in force in West Malaysia in respect of the subject matter;

(h) the term "**Ringgit Malaysia**" and the abbreviation "**RM**" shall mean the lawful currency of Malaysia;

(h) any reference to a "**business day**" is to a day (not being a public holiday in Johor or a Saturday or Sunday or not a rest day for government agencies in the State of Johor) on which banks licensed to carry on banking business under the provisions of the Financial Services Act 2013, are open for business in Johor and any reference to a "day", "week", "month" or "year" is to that day, week, month or year in accordance with the Gregorian calendar;

(j) if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day which is not a business day, then that period is to be deemed to only expire on the next business day;

(k) the recitals to this Agreement shall have effect and be construed as an integral part of this Agreement, but in the event of any conflict or discrepancy between any of the provisions of this Agreement, such conflict or discrepancy shall, for the purposes of the interpretation and enforcement of this Agreement, be resolved by giving the provisions contained in the Clauses of this Agreement priority and precedence over the provisions contained in the recitals to this Agreement;

(l) the headings and sub-headings in this Agreement are inserted merely for convenience of reference and shall be ignored in the interpretation and construction of any of the provisions contained herein; and

(m) no rule for the construction or interpretation of contracts shall apply to the disadvantage of a party for the reason that the party was responsible for the preparation of this Agreement or any part of it.

24.2 **Annexure and Schedule**

Any annexure and schedule hereto shall be taken, read and construed as an essential part of this Agreement and shall form an integral part hereof.

25. **SPECIAL CONDITIONS**

The "**Special Conditions**" annexed to this Agreement, if any, shall form an essential part of this Agreement. Should there be an inconsistent or repugnant term or terms, the term or terms contained in the Special Conditions shall prevail.

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF the Parties have hereunto set their hands and seals the day and year herein written.

THE VENDOR

The common seal of)
SPECIALIZED TECHNOLOGY)
RESOURCES (MALAYSIA) SDN. BHD.)
(Company No. 807636-H))
was affixed in the presence of:)

Director
Name: ROBERT SHAUN YORGENSEN
United States of America Passport No. 437213269

Director/Secretary
Name: THOMAS DOMINIC VITRO
United States of America Passport No.429238641

THE PURCHASER

The common seal of)
TIONG NAM LOGISTICS SOLUTIONS)
SDN. BHD.)
(Company No. 43831-V))
was affixed in the presence of:)

Director
Name: Ong Yoong Nyock
NRIC No.: 521013-04-5253

Director/Secretary
Name: Ong Wei Kuan
NRIC No.: 800728-01-5105

SPECIAL CONDITIONS

(as referred to in Clause 25 of this Agreement)

25.1 **Purchaser's Loan**

(a) If the Purchaser is desirous of obtaining a loan to finance the payment of the Balance Purchase Price, the Purchaser shall within a reasonable time and use its best endeavours to obtain from a bank or financial institution ("**the Financier**") a loan (**the Loan**").

(b) If the Loan is obtained, the Purchaser shall:

(i) forward a letter issued by the Financier's Solicitors indicating that the Loan has been obtained to the Vendor or the Vendor's Solicitors;

(ii) utilize the Loan towards payment of the Balance Purchase Price;

(iii) forthwith execute all necessary forms and documents and pay all fees, legal costs and stamp duty in respect thereof; and

(iv) cause the Financier to issue an undertaking to pay the Loan to the Vendor at the time and in the manner set out in this Agreement ("**Financier's Undertaking**").

(c) If the Purchaser fails to accept the Loan or defaults in complying with the necessary requirements of the Financier or is disqualified as a result of which the Loan is withdrawn by the Financier, as the case may be, the Purchaser shall remain liable to pay to the Vendor the Balance Purchase Price.

(d) In the event that the Purchaser shall not be able to obtain any loan or fail to comply with the necessary requirements of the Financier after being granted the Loan or the Financier fails or refuses to release the Loan for any reason whatsoever and such failure shall not be a ground for any delay in the payment of the Balance Purchase Price and the Purchaser shall nonetheless be liable to pay the Balance Purchase Price in accordance with the provisions of this Agreement.

(e) The Vendor will provide a letter of undertaking to refund the Loan in favour of the Purchaser's Financier upon receipt by the Vendor of the Financier's Undertaking and the Difference (as defined in Clause 25.2 below).

25.2 **Delivery of Documents**

To facilitate the release of the Loan by the Financier, the Vendor shall allow the Sale Property to be transferred to the Purchaser and a charge to be created by the Purchaser in favour of the Financier and shall for that purpose deliver to the Purchaser or the Purchaser's Solicitors the Transfer Form, the Completion Documents and the original title to the Parent Title (or a presentation letter duly acknowledged by the appropriate land registry on the deposit of the Parent Title to facilitate the registration of the sub-leases) and the original Requisite Consent, PROVIDED THAT the Vendor or the Vendor's Solicitors shall have received the following:

(a) a certified true copy of the letter of offer issued by the Financier;

(b) the difference between the Balance Purchase Price and the Loan ("**the Difference**") together with GST payable on the Difference and the Loan; and

(c) the Financier's Undertaking and all other documents and payment covenanted to be provided by the Purchaser in accordance with the provisions of this Agreement.

25.3 **Transfer Cannot be Registered**

If the transfer in favour of the Purchaser cannot be registered by reason of any caveat, prohibitory order or other obstacles or encumbrances (provided such caveat, prohibitory order, obstacles or encumbrances are not caused by the Purchaser), it will be the duty and responsibility of the Vendor to remove or cause to be removed forthwith at its own cost and expense such caveat prohibitory order or other encumbrances so as to enable the Purchaser to be registered as the sub-lessee of the Sale Property, failing which the Vendor must if so requested by the Purchaser forthwith refund the full Purchase Price free of interest, whereupon this Agreement will be terminated and none of the parties will have any claim against the other. The Purchaser or the Purchaser's solicitors shall return all documents in tact to the Vendor or the Vendor's Solicitors.

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SCHEDULE 1

SECTION	ITEM	PARTICULARS
1.	Date of this Agreement	18 NOV 2016
2.	Purchaser's name and description Company No. Registered Address Business Address	**TIONG NAM LOGISTICS SOLUTIONS SDN. BHD.** **43831-V** Lot 30462, Jalan Kempas Baru 81200 Johor Bahru Johor Lot 30462, Jalan Kempas Baru 81200 Johor Bahru Johor

SCHEDULE 2

SECTION	ITEM	PARTICULARS
1.	Purchase Price GST Payable *(subject to Clause 23)* Purchase Price with GST	**Ringgit Malaysia Twenty Five Million (RM25,000,000-00) only** **Ringgit Malaysia One Million And Five Hundred Thousand (RM1,500,000-00) only** **Ringgit Malaysia Twenty Six Million And Five Hundred Thousand (RM26,500,000-00) only**
2.	Deposit GST Payable *(subject to Clause 23)* Deposit with GST	**Ringgit Malaysia Two Million And Five Hundred Thousand (RM2,500,000-00) only** **Ringgit Malaysia One Hundred And Fifty Thousand (RM150,000-00) only** **Ringgit Malaysia Two Million Six Hundred And Fifty Thousand (RM2,650,000-00) only**
2a.	Earnest Deposit *(not inclusive of GST Payable)*	**Ringgit Malaysia Five Hundred Thousand (RM500,000-00) only**
2b.	Balance Deposit *(not inclusive of GST Payable)*	**Ringgit Malaysia Two Million (RM2,000,000-00) only**
3.	Balance Purchase Price GST Payable *(subject to Clause 23)* Balance Purchase Price with GST	**Ringgit Malaysia Twenty Two Million and Five Hundred Thousand (RM22,500,000.00) only** **Ringgit Malaysia One Million Three Hundred and Fifty Thousand (RM1,350,000.00) only** **Ringgit Malaysia Twenty Three Million Eight Hundred and Fifty Thousand (RM23,850,000.00) only.**
4.	Retention Sum *(not inclusive of GST Payable)*	**Ringgit Malaysia Seven Hundred And Fifty Thousand (RM750,000-00) only**

SCHEDULE 3

Location Plan of the Lots / the Sale Property


S 73423.330
W 1338.332
DISTRII
KAWASAN DERMAGA/LAPANGAN KONTENA/OPERASI PELABUHAN
PTD 2423
DISTRII


Rezab Parit 6m
Rezab Rondaan 6.5m
termasuk 3m laluan JPS
PA 7744
D15&D17
3.5760 hec
8.836 ac
D16&D18
3.1212 hec
7.713 ac
30.0m
D19
1.6382 hec
4.048 ac
PS3
451.873 m²
4864 ft²
D20
1.7444 hec
4.311 ac
PMU
Rezab Parit 15m
termasuk 3m laluan
D21
4.3868 hec
10.840 ac
Rezab Parit 8m
D20A
0.3561 hec
0.880 ac
3883
Rezab Parit 9m

ENLARGEMENT PLAN

PTP

PLAN AND DESCRIPTION OF SUB LEASE RELATES TO A PART OF LAND PTD 2423, HS(D)303868, 349.040 HECTARES, MUKIM OF TANJUNG KUPANG, DISTRICT OF JOHOR BAHRU

LEGEND :

DEMISED PREMISES (THE SUB LEASE) – PLOT D20 1.7444 hec (4.311 ac)

PTD 2423, HS(D)303868, 349.040 HECTARES

Pelabuhan Tanjung Pelepas Sdn Bhd (328719-K)

6



DISTRIPARK A
DISTRIPARK B
PTD 2423
KAWASAN DERMAGA/LAPANGAN KONTENA/OPERASI PELABUHAN
S 73423.230
W 1558.332
S 75017.949
W 1506.109
D28
FLEXTRONICS TECHNOLOGY SDN BHD
CP1
JB COCOA SDN BHD
BRIGANTINE PLOT2
DAERAH JOHOR BAHRU
DAERAH PONTIAN



7.713 ac
PS3
451.873 m²
4864 ft²
D20
1.7444 hec
4.311 ac
D21
4.3868 hec
10.840 ac
D20A
0.3561 hec
0.880 ac
Rezab Parit termasuk 3m
Rezab Parit 8m
3883
T53
T86

ENLARGEMENT PLAN

PTP Port of Tanjung Pelepas

PLAN AND DESCRIPTION OF SUB LEASE RELATES TO A PART OF LAND PTD 2423, HS(D)303868, 349.040 HECTARES, MUKIM OF TANJUNG KUPANG, DISTRICT OF JOHOR BAHRU

LEGEND :

[green hatched]	DEMISED PREMISES (THE SUB LEASE) PLOT D 20A – 0.3561 hec (0.88 ac)
[blank]	PTD 2423, HS(D)303868, 349.040 HECTARES

Pelabuhan Tanjung Pelepas Sdn Bhd (328719-K)

SCHEDULE 4A

Sub-Lease 1

1. Duplicate of the Form 15B together with Annexure to Sub-Lease vide Presentation No. 34310/2009 dated 15 May 2009; and

2. Duplicate of the Form 15B together with Annexure to Sub-Lease vide Presentation No. 19396/2010 dated 15 March 2010.

[*copy of the same have been forwarded to the Vendor prior to the date of this Agreement, receipt whereof the Purchaser hereby expressly acknowledges*]

SCHEDULE 4B

Sub-Lease 2

1. Duplicate of the Form 15B together with Annexure to Sub-Lease vide Presentation No. 60456/2011 dated 29 July 2011; and

2. Duplicate of the Form 15B together with Annexure to Sub-Lease vide Presentation No. 94090/2011 dated 10 November 2011.

[*copy of the same have been forwarded to the Vendor prior to the date of this Agreement, receipt whereof the Purchaser hereby expressly acknowledges*]

SCHEDULE 5

THIS NOVATION AGREEMENT ("this Agreement") is made on

Between

(1) **SPECIALIZED TECHNOLOGY RESOURCES (MALAYSIA) SDN. BHD. (Company No. 807636-H),** a private limited company incorporated in Malaysia under the Companies Act 1965 and having its registered office at Skrine, Unit No. 50-8-1, 8th Floor Wisma UOA Damansara, 50, Jalan Dungun Damansara Heights, 50490 Wilayah Persekutuan KL (**"the Vendor"**) of the one part;

And

(2) **PELABUHAN TANJUNG PELEPAS SDN. BHD. (Company No. 328719-K)**, a private limited company incorporated in Malaysia under the Companies Act 1965 and having its principal office at Block A, Wisma PTP, Jalan Pelabuhan Tanjung Pelepas, TST 507, 81560 Gelang Patah, Johor Darul Takzim (the **"Main Lessee"**) of the second part;

And

(3) **TIONG NAM LOGISTICS SOLUTIONS SDN. BHD. (Company No. 43831-V)**, a private limited company incorporated in Malaysia under the Companies Act 1965 and having its registered office and business address at Lot 30462, Jalan Kempas Baru, 81200 Johor Bahru, Johor (**"the Purchaser"**) of the third and final part.

(The Vendor, the Main Lessee and the Purchaser may hereinafter individually be referred to as **"Party"** and collectively as **"Parties"**).

WHEREAS:

A. Johor Port Authority (**"JPA"**) is the registered proprietor of all that piece of 99-year leasehold land (leasehold expiring 22 May 2099) held under HS(D) 303868 PTD 2423, Mukim Tanjung Kupang, Daerah Johor Bahru, Negeri Johor (**"Parent Land"**).

B. JPA has granted Pelabuhan Tanjung Pelepas Sdn. Bhd. (Company No. 328719-K), a private limited company incorporated in Malaysia under the Companies Act 1965 and having its principal office at Block A, Wisma PTP, Jalan Pelabuhan Tanjung Pelepas, TST 507, 81560 Gelang Patah, Johor Darul Takzim (**"Main Lessee"**) a lease over the whole of the Parent Land for a period of 60 years (commencing on 24 March 1995 and expiring on 23 March 2055) (**"JPA Lease"**) subject to the terms and conditions contained in an agreement for lease dated 24 March 1995 entered into between JPA and the Main Lessee. The JPA Lease had since been registered with Land Registry, Johor vide Presentation No. 77243/2002 dated 25 November 2002.

C. By a letter of offer dated 18 February 2008 and another letter of extended offer dated 12 March 2008 granted by the Main Lessee to the Vendor (collectively **"Letter of Offer 1"**), the Vendor agreed to take on a sub-lease of a portion of the Parent Land, measuring approximately 4 acres (174,240.00 square feet) and 0.311 acres (13,547.16 square feet) respectively known as Plot D20, Distripark A, Pelepas Free Zone, more particularly delineated and coloured RED in the location plan annexed thereto as **Schedule 3** (**"Lot 1"**) for a term of 47 years 21 days commencing on 3 March 2008 and expiring on 23 March 2055 for the consideration and upon the terms and conditions therein contained.

D. Pursuant to the Letter of Offer 1, the Vendor and the Main Lessee have agreed and executed the terms and conditions to the sub-lease for Lot 1 at a total area of 4.311 acres (187,787.16 square feet) and such terms and conditions are annexed to the instruments of sub-lease, Form 15B to the National Land Code 1965 (collectively "**Sub-Lease 1**").

E. The Sub-Lease 1 has been duly registered at the Land Registry, Johor vide:

(i) Presentation No. 34310/2009 dated 15 May 2009 for a period of 17 years 21 days from 3 March 2008 until 23 March 2025; and

(ii) Presentation No. 19396/2010 dated 15 March 2010 for a period of 30 years from 24 March 2025 until 23 March 2055.

F. By another letter of offer dated 10 February 2010 granted by the Main Lessee to the Vendor ("**Letter of Offer 2**"), the Vendor agreed to take on a sub-lease of a portion of the Parent Land, measuring approximately 0.88 acres (38,333 square feet) known as Plot D20A, Distripark A, Pelepas Free Zone, more particularly delineated and coloured GREEN in the location plan annexed thereto as **Schedule 3** ("**Lot 2**") for a term of 45 years 15 days commencing on 9 March 2010 and expiring on 23 March 2055 for the consideration and upon the terms and conditions therein contained.

G. Pursuant to the Letter of Offer 2, the Vendor and the Main Lessee have agreed and executed the terms and conditions to the sub-lease for Lot 2 at an area measuring approximately 0.88 acres (38,333 square feet) and such terms and conditions are annexed to the instruments of sub-lease, Form 15B to the National Land Code 1965 (collectively "**Sub-Lease 2**").

H. The Sub-Lease 2 has been duly registered at the Land Registry, Johor vide:

(j) Presentation No. 60456/2011 dated 29 July 2009 for a period of 15 years 15 days from 9 March 2008 until 23 March 2025; and

(ii) Presentation No. 94090/2011 dated 10 November 2011 for a period of 30 years from 24 March 2025 until 23 March 2055

I. The Vendor has completed the construction of a single storey factory with double storey office, guard house, bin center and pump room ("**the Building**") on Lot 1 and Lot 2 (collectively "**the Lots**").

J. The Lots together with the Building erected thereon (collectively "**the Sale Property**") are as of the date hereof not encumbered.

K. By the Sale and Purchase Agreement dated between the Vendor and the Purchaser ("**SPA**"), the Vendor agreed to sell and the Purchaser agreed to purchase the Sale Property for the consideration and upon the terms and conditions contained therein.

l. Pursuant to the terms of the SPA, the Vendor agrees to novate and transfer and the Purchaser agrees to accept the novation and transfer of all the Vendor's rights, title, benefits and interests under the Sub-Lease 1 and the Sub-Lease 2 (collective "**Sub-Lease Agreements**") upon the terms and subject to the conditions hereinafter appearing.

NOW THIS AGREEMENT WITNESSETH as follows:

1. In consideration of the purchase price, late payment interest (if any) and all other money due and payable to the Vendor stated in the SPA having been paid by the Purchaser to the Vendor (the receipt whereof the Vendor hereby expressly acknowledges) and in further consideration of the Purchaser having complied with the terms and conditions of the SPA, the Vendor **HEREBY IRREVOCABLY AGREES TO NOVATE AND TRANSFER** absolutely to the Purchaser all the Vendor's rights, title and interest to the Sale Property and under the Sub-Lease Agreements and the full benefits and advantages granted thereby together with the transfer of all liabilities and obligations and all stipulations therein contained and all remedies for enforcing the same as if the Purchaser was the person named in place of the Vendor under the Sub-Lease Agreements, which novation and transfer herein shall take effect on , the same date as the Completion Date defined in the SPA ("**Effective Date**").

2. The Vendor hereby warrants that it has complied with all its obligations, stipulations covenants and obligations on the part of the Vendor to be performed or discharged pursuant to the terms of the Sub-Lease Agreements and is not in breach of any terms or conditions therein and the Vendor shall at all times indemnify and hold the Purchaser harmless against all actions, proceedings, claims, demands, penalties, liabilities, costs and expenses which may be brought or made against or incurred by the Purchaser by reason or on account of non-observance of all or any of the provisions contained in the Sub-Lease Agreements which arise from any act, omission or event occurring prior to the Effective Date.

3. The Purchaser hereby covenants with the Vendor that the Purchaser shall perform, fulfil and observe all and every stipulation, provision, condition, restriction, agreement and covenant respectively on the part of the Vendor mentioned or contained in the Sub-Lease Agreements in relation thereof as if the Purchaser was the person named in place or in substitution of the Vendor under the Sub-Lease Agreements and shall at all times indemnify and hold the Vendor harmless against all actions, proceedings, claims, demands, penalties, costs and expenses which may be brought or made against or incurred by the Vendor by reason or on account of non-observance of all or any of the provisions contained in the Sub-Lease Agreements which arise from any act, omission or event occurring on or after the Effective Date.

4. Subject to Clause 2 hereof, the Purchaser shall on and from the Effective Date assume all obligations and shall be entitled to all whatsoever rights, title, interests and benefits imposed upon or vested in the Vendor by, under or pursuant to Sub-Lease Agreements as if the Purchaser was the person named in place or in substitution of the Vendor under the Sub-Lease Agreements and the Vendor and the Purchaser hereto covenant and undertake to do all acts and execute all instruments necessary or expedient for the purpose of effecting the stipulations herein expressed.

5. The Vendor shall on and from the Effective Date have no rights, titles, interests or claims whatsoever under the Sub-Lease Agreements and the Vendor acknowledges that henceforth the Purchaser is absolutely entitled to the rights, title, interest and benefits under the Sub-Lease Agreements.

6. The Main Lessee hereby consents and acknowledges the novation and transfer herein contemplated and from the Effective Date, the Main Lessee discharges the Vendor from further performance of all its obligations in the Sub-Lease Agreements and shall henceforth look to the Purchaser in respect of performance of all obligations, responsibilities and liabilities within the terms of the Sub-Lease Agreements on and from the Effective Date.

7. Each Party shall bear its own solicitor's costs save and except that the Purchaser shall pay the costs of and incidental to the preparation of this Agreement including the stamp duty thereon.

8. This Agreement shall be binding upon the respective heirs, executors, administrators, successors-in-title, and permitted assigns of each of the Parties.

9. If at any time any provision, term, condition, stipulation, covenant or undertaking of this Agreement is or becomes illegal, void, invalid, prohibited or enforceable in any respect, the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions hereof.

10. This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the Parties shall submit to the exclusive jurisdiction of the Courts in Malaya.

11.1 Any notice requested or demand to be given under this Agreement;

(a) shall be in writing; and

(b) shall be sufficiently served or deemed to be served on the respective Parties to the address mentioned in this Agreement or last known address of the Parties if delivered or forwarded:

(i) by hand, on the date of delivery;

(ii) by prepaid registered post (not AR registered post), on the third (3rd) day after posting;

(iii) by facsimile transmission, immediately upon transmission with facsimile confirmed transmission slip.

11.2 Any change of address by any Parties shall be communicated to the other in writing. Nothing done in reliance on Clause 11.1 above shall be affected or prejudiced by any subsequent change in the address over which the other Parties have no actual knowledge of at the time the act or thing was done or carried out.

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IN WITNESS WHEREOF the Parties have hereunto set their hands and seals the day and year herein written.

THE VENDOR

The common seal of)
SPECIALIZED TECHNOLOGY)
RESOURCES (MALAYSIA) SDN. BHD.)
(Company No. 807636-H))
was affixed in the presence of:)

Director

Director/Secretary

THE MAIN LESSEE

The common seal of)
PELABUHAN TANJUNG PELEPAS)
SDN. BHD.)
(Company No. 328719-K))
was affixed in the presence of:)

Director

Director/Secretary

THE PURCHASER

The common seal of)
TIONG NAM LOGISTICS SOLUTIONS)
SDN. BHD.)
(Company No. 43831-V))
was affixed in the presence of:)

Director
Name: Ong Yoong Nyock
NRIC No.: 521013-04-5253

Director/Secretary
Name: Ong Wei Kuan
NRIC No.: 800728-01-5105

SCHEDULE 6

Inventory List

SPECIALIZED TECHNOLOGY RESOURCES (MALAYSIA) SDN BHD

List of Items attached to Sale of Building, including but not limited to the following:

	Description
1	Split unit Air Conditioner
2	Centralise Air Conditioner
3	Roller Shutter
4	Doors (Glass & Wooden)
5	Windows
6	Fire Fighting System (including back-up Generator)
7	Trunking & Piping (Air, Electrical & Water)
8	Loose Furnitures & Fixtures
9	Supporting Brackets (attached to wall or on ground)
10	Electrical Cabinets and Wiring (attached to the wall)
11	Electrical Fittings
12	Dock levellers